Exhibit (e)(2)
Notice to the Distributor dated 5 September 2000 on behalf of Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund, and Harris Insight Technology Fund

  Notice to the Distributor dated 5 September 2000 on behalf of Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth
                    Fund, and Harris Insight Technology Fund

                           HARRIS INSIGHT FUNDS TRUST
                               3200 Horizon Drive
                            King of Prussia, PA 19406

                                September 5, 2000

Provident Distributors, Inc.
3200 Horizon Drive
King of Prussia, PA 19406

To Whom It May Concern:

Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Investment Advisory Contract between Harris Trust and Savings Bank ("Harris") and the Trust dated April 28, 2000; the Portfolio Management Contract between Harris and Harris Investment Management, Inc. ("HIM") dated April 28, 2000; the Distribution Agreement between Provident Distributors, Inc. ("PDI") and the Trust dated April 28, 2000; the Administration Agreement between Harris and the Trust dated July 1, 1996; the Sub-Administration and Accounting Services Agreement between Harris and PFPC Inc. ("PFPC") dated July 1, 1996; the Transfer Agency Agreement between Harris and the Trust dated July 1, 1996; the Sub-Transfer Agency Services Agreement between Harris and PFPC dated July 1, 1996; the Custodian Agreement between the Trust and PFPC Trust Company ("PFPC-TC"), dated February 23, 1996; and the Sub-Custodian Services Agreement among PFPC-TC, PNC Bank, N.A. and the Trust dated February 18, 1999; (each an "Agreement," and collectively, the "Agreements").

This writing is to provide notice of the addition of three series under the
Trust: Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund and Harris Insight Technology Fund (each a "New Portfolio" and together, the "New Portfolios"). Each New Portfolio is to be considered a Fund under each Agreement or to Exhibit A to the Agreements, if applicable, and shall be subject to the terms set forth under the Agreements unless otherwise provided herein. PDI shall be compensated for services rendered under each applicable Agreement as is consistent with the particular Agreement or the Fee Letter Agreement dated May 1, 1999, whichever is applicable.

The Trust requests that you act in the capacity of Distributor with respect to the New Portfolios while continuing to act as Distributor with respect to the Funds named in the Agreements or to Exhibits A to the Agreements, if applicable.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

Sincerely,

Harris Insight Funds Trust

------------------------------
Philip H. Rinnander
President

Provident Distributors, Inc.

Accepted:         _________________________

                                    EXHIBIT A

This Exhibit A, dated as of September 5, 2000, is Exhibit A to the Distribution Agreement dated April 28, 2000 between Harris Insight Funds Trust and Provident Distributors, Inc.

                              HARRIS INSIGHT FUNDS

                   Harris Insight Government Money Market Fund
                        Harris Insight Money Market Fund
                   Harris Insight Tax-Exempt Money Market Fund
                   Harris Insight Short/Intermediate Bond Fund
                            Harris Insight Bond Fund
                Harris Insight Intermediate Government Bond Fund
                Harris Insight Intermediate Tax-Exempt Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight Convertible Securities Fund
                           Harris Insight Equity Fund
                 Harris Insight Large-Cap Aggressive Growth Fund
                 Harris Insight Small-Cap Aggressive Growth Fund
                         Harris Insight Technology Fund
                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                       Harris Insight Small-Cap Value Fund
                            Harris Insight Index Fund
                          Harris Insight Balanced Fund
                        Harris Insight International Fund
                      Harris Insight Emerging Markets Fund

HARRIS INSIGHT FUNDS TRUST

By:      ____________________________
         Philip H. Rinnander
Title:   President

PROVIDENT DISTRIBUTORS, INC.

By:      ____________________________

Title: